UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2015

Vitamin Shoppe, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34507	11-3664322
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

2101 91st Street

North Bergen, New Jersey 07047

(Addresses of Principal Executive Offices, including Zip Code)

(201) 868-5959

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in a current report on Form 8-K filed by Vitamin Shoppe, Inc. (the “Company”) on March 3, 2015, the Board appointed Colin Watts as our new Chief Executive Officer effective as of April 6, 2015. Accordingly, Mr. Anthony Truesdale’s retirement as our Chief Executive Officer and resignation as a member of the Board of Directors became effective on April 3, 2015. Mr. Truesdale intends to continue serving as an advisor to the Company until June 26, 2015. On March 29, 2015, the Board, upon a recommendation of the Nominating and Governance Committee, appointed Mr. Watts to serve as a member of the Board, effective as of April 29, 2015.

On March 31, 2015, the Company entered into a letter agreement, referred to in this Form 8-K as the “Letter Agreement” with Mr. Truesdale. The Letter Agreement provides for the following compensation: (i) from April 3, 2015 (the “Resignation Date”) until no later than June 26, 2015, the Company will pay Mr. Truesdale’s regular base salary; (ii) continued participation in any employee health, welfare, or other fringe benefit plan; (iii) eligibility upon termination as an advisor to the Company to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”); (iv) vesting of all equity awards through June 26, 2015; (v) any stock options in the Company’s stock plans that Mr. Truesdale holds will remain exercisable and shall be extended until and through June 26, 2016; and (vi) payment of fifty percent (50%) of the annual cash bonus for 2015 attributable to the performance of the Company. The description of the Letter Agreement herein is qualified in its entirety by reference to the full text of the Letter Agreement with Mr. Truesdale, which is included with this Form 8-K as Exhibit 10.1.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Letter Agreement, signed March 31, 2015, by and among Vitamin Shoppe, Inc. and Anthony N. Truesdale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vitamin Shoppe, Inc.

Date: April 6, 2015	By	/s/ Jean Frydman
	Name:	Jean Frydman
	Title:	Senior Vice President, General Counsel and Corporate Secretary

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